CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280701 on Form S-6 of our report dated September 9, 2024, relating to the financial statement of FT 11650, comprising Dow(R) Target 10 Sept. '24 - Term 10/9/25 (The Dow(R) Target 10 Portfolio, September 2024 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2024